UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AMERICAN VANGUARD CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 23, 2022

Dear American Vanguard Stockholders,

Our Annual Meeting of Stockholders will be held next week. We are writing to encourage you to vote “FOR ALL” the Company’s nine highly qualified director nominees on the WHITE proxy card today. Your vote is critically important no matter how many shares you own and must be received by June 1, 2022 at 11:00 am PT / 2:00 pm ET to count at the Annual Meeting. Please vote today to ensure your vote is counted at this critical election.

A VOTE FOR AVD’S SLATE OF NOMINEES IS A VOTE TO CONTINUE

THE COMPANY’S POSITIVE TRAJECTORY

Your Board of Directors and management team are committed to driving long-term value creation for ALL American Vanguard stockholders. Over the last seven years, during a prolonged industry downturn, we have worked diligently to position AVD for near- and long-term performance. Our efforts, we believe, will create value for all stockholders, and they are producing results currently:

•	AVD is off to an extremely strong start in 2022, significantly exceeding our first quarter financial targets, following a highly successful 2021.

•	AVD has delivered significant stock appreciation year-to-date of 37%, dramatically outperforming the Russell 2000’s loss of more than 19% year-to-date.[1]

•	AVD has also eclipsed the Russell 2000 for the past one-year period with AVD up 21% compared to Russell 2000 dropping 20%.[2]

•	AVD is on track to meet its 2025 targets, which we made public more than one year ago.

We are confident that the Company is well positioned in both domestic and international markets to continue to drive operational and financial performance through 2025. And we believe that the investments made and strategic initiatives put in place by your Board and management will help AVD fare much better than our competitors in the next commodity down market. Don’t risk disrupting this progress!

The Company recommends that you vote for “FOR ALL” of the Company’s highly qualified and experienced director nominees using the official WHITE American Vanguard proxy card enclosed.

[1]	Returns as of close of business 5/20
[2]	Returns as of close of business 5/20

AVD HAS PROVIDED DETAILS OF ITS BOARD REFRESHMENT PROCESS AND TIMELINE FOLLOWING

CONTINUING POSITIVE ENGAGEMENT WITH STOCKHOLDERS

American Vanguard is committed to a process to appoint at least two new independent directors, including one audit committee financial expert, and the Company is working with a nationally recognized search firm in this effort. This Board refreshment effort:

•	Follows continuing engagement with stockholders

•	Continues a refreshment effort begun in 2018

•	Will result in new independent directors well suited to oversee the next stage of growth

AVD is encouraged by the feedback received from stockholders to date and looks forward to continued engagement and a collaborative process. As such, one of the Company’s existing directors will retire no later than the 2022 and another will retire no later than the end of 2023. To provide for a smooth and effective transition, these retiring incumbent directors will serve in an advisory capacity for a period of up to six months following their retirement dates.

A CRITICAL QUESTION: DO YOU REALLY WANT CRUISER’S NOMINEES ON THE BOARD?

AVD stockholders have an important decision before them: vote to re-elect the directors who are responsible for positioning the Company for its current success OR do you support Cruiser who co-opted AVD’s plan, claimed our forecasts as their own, and seeks to control our carefully assembled asset base — and merely claim its nominees can deliver the results we are already set to achieve. Despite multiple meetings with your Board and management team and public materials criticizing American Vanguard, Cruiser has yet to present a single specific action item to improve American Vanguard’s performance or deliver results above and beyond the Company’s current plan. They have no plan and appear to be stepping in front of the efforts made by your Board just as they are bearing fruit.

The simple truth is that your Board managed the Company through a seven-year downcycle and a thoughtful, well executed strategy has successfully positioned AVD to capitalize on the current upcycle and deliver sustainable, long-term outperformance in the future that will yield outsized returns for all stockholders. Cruiser has repeatedly failed to articulate a clear plan to improve on our already excellent positioning.

PROTECT YOUR INVESTMENT IN AMERICAN VANGUARD BY SUPPORTING YOUR BOARD

YOUR VOTE IS VERY IMPORTANT!

VOTE THE WHITE PROXY CARD TODAY FOR ALL NINE OF AMERICAN VANGUARD’S DIRECTORS

We strongly urge you to use the enclosed WHITE proxy card to vote today “FOR ALL” nine of American Vanguard’s highly qualified nominees: Marisol Angelini, Scott D. Baskin, Debra F. Edwards, Morton D. Erlich, Emer Gunter, Alfred F. Ingulli, John L. Killmer, Eric G. Wintemute and M. Esmail Zirakparvar. Simply follow the easy instructions to vote by telephone, by Internet, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

Please DO NOT vote using any proxy card you may receive from Cruiser — even as a “protest vote.” Any vote on the proxy card from Cruiser will revoke your prior vote on a WHITE proxy card, and only your latest-dated proxy will count towards the election of your highly qualified and experienced Board of Directors. Your vote must be received by June 1, 2022 at 11:00 am PT / 2:00 pm ET to count, so please vote today.

Once you complete and return this official WHITE proxy card, no further action is required, and you should ignore additional notifications by Cruiser — and DISCARD any other proxy cards you receive. If you’ve voted on Cruiser’s card but wish to change your vote, please complete and return the WHITE proxy card today. You can revoke your previously vote by following the instructions on the enclosed voting form.

We appreciate your continued support.

Sincerely,

Eric G. Wintemute, Chairman and Chief Executive Officer

John L. Killmer, Lead Independent Director

If you have any questions or need assistance in

voting your shares please call:

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Important Additional Information and Where to Find It

American Vanguard has filed a definitive proxy statement on Schedule 14A, and an accompanying WHITE proxy card, with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2022 Annual Meeting of Stockholders. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY AND ALL OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement and accompanying WHITE proxy card, any amendments or supplements to the proxy statement, and other documents that the Company files with the SEC, from the Company’s website, https://www.american-vanguard.com, or from the SEC’s website at http://www.sec.gov. These will be available as soon as reasonably practicable after such materials are electronically filed with or furnished to the SEC.

Certain Information Regarding Participants to the Solicitation

The Company and its directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the business to be conducted at the Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of the Company’s directors and executive officers included in or incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 14, 2022, or from the Company’s definitive proxy statement filed with the SEC on April 29, 2022. To the extent the holdings of the Company’s securities by the Company’s directors and executive officers have changed since the numbers set forth in the Company’s definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements

Certain information set forth in this release and the accompanying letter may constitute “forward looking statements” within the meaning of federal and applicable state securities laws. All statements herein that are not statements of historical fact are forward looking statements. These statements include statements regarding management’s expectations for future performance, as well as descriptions of plans and strategies and the expected results thereof. Without limiting the generality of the foregoing, statements about our expected ability to continue benefiting from the strategies developed and implemented by the Board and management, and statements about the anticipated outcomes of these strategies, are forward looking in nature and should be interpreted accordingly. These statements reflect the current expectations of American Vanguard’s management based on currently known facts and circumstances, and should not be construed as assurances of performance or as guaranties of the actual outcomes. Without limiting the generality of the foregoing, forward looking statements include expectations about expected revenues, product margins, and net income, as well as factors relating to the effects on the Company’s earnings of the contested proxy solicitation currently underway. Actual results may differ from those expressed in forward looking statements, and those differences may be material and adverse. Factors that could cause actual results to differ from expectations include the ongoing effects of the COVID-19 pandemic and government responses and economic conditions resulting therefrom; the effect of international exchange rates and other local, national and foreign economic conditions; weather and climate conditions; changes in regulatory policy and in specific regulations and permitting processes that affect our products, and other risks as detailed from time-to-time in the Company’s SEC reports and filings. The Company’s Quarterly Report on Form 10-Q for the fiscal Quarter ended March 31, 2022, filed with the SEC on May 4, 2022, contains a list of risk factors that may cause results to differ from expectations. These risk factors will be updated from time to time in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations thereunder (“Exchange Act”), or otherwise in our Exchange Act filings. The statements in this release speak only as of the date hereof, and the Company undertakes no duty to update such statements to reflect future events or developments.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

Contact

Reevemark

Paul Caminiti/Nicholas Leasure

(212) 433-4600

Paul.Caminiti@reevemark.com

Nicholas.Leasure@reevemark.com

MacKenzie Partners, Inc.

Bob Marese

(212) 929-5500

bmarese@mackenziepartners.com